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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Accountants On Accounting And Financial Disclosure" and "Interests Of Named Experts And Counsel" and to the use of our reports dated September 22, 1999, in the Registration Statement (Form S-1 No. 333-82633) and related Prospectus of Growtex Inc. for the registration of shares of its common stock.

     Our audit also included the financial statement schedule of Growtex Inc. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Vancouver, Canada
September 22, 1999

/s/ Elliott, Tulk, Pryce, Anderon
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Elliott, Tulk, Pryce, Anderon
CHARTERED ACCOUNTANTS